UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.______)

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Hancock Fabrics, Inc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HANCOCK FABRICS, INC.
One Fashion Way
Baldwyn, Mississippi 38824
(662) 365-6000

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 15, 2014

The following information relates to the proxy statement (the “Proxy Statement”) of Hancock Fabrics, Inc. (“we,” “us,” “our,” or the “Company”), dated July 8, 2014, furnished to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of the Company for the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the same meaning ascribed to them in the Proxy Statement. The information in this Supplement is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and being made available to stockholders on or about August 4, 2014.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 1 From Stockholder Consideration

On July 31, 2014, the Board of Directors determined not to seek stockholder approval regarding Proposal 1, which relates to the proposed Reverse Stock Split, as further described in the Proxy Statement. Under the proposed one thousand for one Reverse Stock Split of the Company’s outstanding shares of common stock, fractional shares, which includes, but is not limited to, all stockholders of the Company owning fewer than 1,000 pre-Reverse Stock Split shares, resulting from the Reverse Stock Split would be cashed out based on a per share amount of $1.20 per pre-Reverse Stock Split share in lieu of issuing fractional shares. As a result of the decision not to seek approval for the Transaction, including, without limitation, the Reverse Stock Split, the Board of Directors has withdrawn Proposal 1 from the agenda for the Annual Meeting. Therefore, the Company is no longer proposing to effect the Transaction contemplated by Proposal 1. Proposal 1 is withdrawn and will not be considered or voted upon at the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

While the Board of Directors believes that Proposal 1 was in the best interest of the Company and its stockholders at the time of its proposal, upon review and careful consideration, further discussions with management and its advisors and other relevant factors, the Board of Directors has determined that the costs of cashing out stockholders with less than 1,000 shares has increased such that the costs of the Transaction now outweigh the benefits to the Company and its stockholders. This cost increase can chiefly be attributed to the significant number of holders that have acquired shares through multiple accounts with less than 1,000 shares or have split their holdings, in an attempt to receive multiple fractional share payments. Therefore, the Board of Directors has decided that it is in the best interest of the Company and its stockholders to withdraw Proposal 1 from stockholder consideration for the upcoming Annual Meeting.

The Board of Directors reserves the right to revisit the possibility of a reverse stock split or alternative transaction at any point in the future on such terms as may be decided at that time to be in the best interest of the Company and its stockholders.

The Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting has been set and remains as the close of business on July 8, 2014.

As a result of the removal of Proposal 1, the Company notes the following important matters regarding voting:

●	The Company will not make available or distribute, and you do not need to sign new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 1.

●	Any proxy card or voting instructions received in the future for Proposals 2 and 3 will be valid.

●

Proxy cards or voting instructions received with direction on Proposal 1 will not be voted on Proposal 1. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals 2 and 3) will remain valid, and will be voted on those Proposals as directed.

●

If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals. You may change your vote at any time prior to the Annual Meeting. See “Can I change my vote?” under “Questions and Answers Regarding Proposals for the Annual Meeting” in the Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with our annual meeting of stockholders, we previously filed our definitive proxy statement with the SEC on July 8, 2014 and commenced mailing our definitive proxy statement, proxy card and documents incorporated by reference to our stockholders on or about July 11, 2014. Before making any voting decision, you are urged to read the definitive proxy statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the definitive proxy statement, the documents incorporated by reference and all other proxy materials are available at http://hancockfabrics.com/investors/investors.html under the section “SEC Filings”.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including our definitive proxy statement, through the Internet at the SEC’s website at www.sec.gov, or at our website at http://hancockfabrics.com/. You may also read and copy any document that we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

If you have any questions about our proxy statement or our annual meeting of shareholders, or if you need assistance with the voting procedures, including casting or changing your vote, you should contact Margaret Villani of Continental Stock Transfer and Trust Company at (917) 387-5094.